UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CALYXT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CALYXT, INC.

Notice of 2019 Annual Meeting of Stockholders

to be held on May 17, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Calyxt, Inc., to be held at 90 South Seventh Street, Suite 4950, Minneapolis, MN 55402, on Friday, May 17, 2019 at 10:00 a.m. Central Time for the following purposes:

1.

To elect seven directors to our Board of Directors, all of whom are currently serving on our Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

3.	To act on such other business and matters or proposals as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All of Calyxt’s stockholders are invited to attend the Annual Meeting in person. The record date for the Annual Meeting is April 3, 2019. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Your vote as a stockholder of Calyxt is very important. Each share of stock that you own represents one vote.

By Order of the Board of Directors, James A. Blome

James A. Blome Chief Executive Officer Roseville, Minnesota April 22, 2019

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope or by voting over the internet at www.investorvote.com/CLXT or by telephone at 1-800-652-8683 (toll free). Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

CALYXT, INC.

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT PROXY MATERIALS AND VOTING

The Calyxt, Inc. Board of Directors is providing you with these proxy materials because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Board requests that you vote on the proposals described in this Proxy Statement. You are invited to attend the Annual Meeting, but you do not need to attend the Annual Meeting in order to vote your shares. Instead, you may simply vote your shares by proxy by completing, signing and returning the enclosed proxy card. The Proxy Statement includes information that Calyxt is required to provide to you pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

This Proxy Statement is first being mailed on April 22, 2019 (the “Mailing Date”) to stockholders of record entitled to vote at the Annual Meeting.

In this Proxy Statement, the terms “Calyxt,” the “Company,” “we,” “us,” and “our” refer to Calyxt, Inc. and the term “Cellectis” refers to Cellectis S.A., our majority stockholder. The mailing address of the principal executive offices is Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113.

Proxy materials are available online at: http://www.calyxt.com/general-meetings/

INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting will be held on May 17, 2019 at 10:00 a.m. Central Time at 90 South Seventh Street, Suite 4950, Minneapolis, MN 55402. Information on how to vote in person at the Annual Meeting is discussed below.

Record Date

Only stockholders of record at the close of business on April 3, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 32,697,089 shares of common stock outstanding and entitled to vote. Holders of each share of common stock are entitled to one vote for each share held as of the record date.

Stockholder of Record: Shares Registered in Your Name

If on April 3, 2019 your shares were registered directly in your name with our transfer agent, ComputerShare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the internet or by telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on April 3, 2019 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization (as opposed to in your name), then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting. However, as you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent in whose name the shares are held.

Recommendations of the Board of Directors on Each of the Proposals

There are two matters scheduled for a vote:

Proposal No. 1 – Election of Directors.

The Board recommends that you vote FOR the election of each of the seven nominees named in this Proxy Statement.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Voting Instructions; Voting of Proxies

You may either vote “For” each of the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or you may abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (1) vote in person at the Annual Meeting, (2) vote by proxy by using the proxy card enclosed with the mailed proxy materials, (3) vote over the internet or (4) vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy card, internet or telephone to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted.

•	You can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 16, 2019.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote online prior to the Annual Meeting, visit www.investorvote.com/CLXT and follow the steps outlined on the secure website. Your vote must be received by 1:00 a.m., Central Time on May 17, 2019 to be counted.

•

To vote by telephone within the United States and Canada, call 1-800-652-VOTE (8683) (toll free) on a touch tone telephone and follow the instructions provided by the recorded message. Your vote must be received by 1:00 a.m., Central Time on May 17, 2019 to be counted.

We provide Internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in that notice to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and follow the instructions included with those proxy materials. You may contact the broker, bank or other agent in whose name your shares are registered in order to request a proxy form.

Number of Votes per Share of Common Stock

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 3, 2019.

Consequences of Not Voting

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

A broker non-vote occurs when shares registered in the name of a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its client who beneficially owns those shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters.

Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Proposal No. 1 (the election of directors) is considered a non-routine matter under applicable rules, and your broker or other nominee will not have discretion to vote on Proposal No. 1 absent direction from you. Accordingly, there may be broker non-votes on Proposal No. 1 (the election of directors). Proposal No. 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019) is considered a routine matter under applicable rules, and your broker or other nominee may generally vote in its discretion. Accordingly, no broker non-votes are expected to exist in connection with Proposal No. 2.

Our Amended and Restated Bylaws (“Bylaws”) provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. As a result, broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of Proposal No. 1.

Returning Blank Proxy Card

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of each of the nominees for director, and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Expenses of Soliciting Proxies

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Receiving More than One Proxy

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice that you receive to ensure that all of your shares are voted.

Revocation of Proxies

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet or by telephone.

•	You may send a timely written notice that you are revoking your proxy to Calyxt’s General Counsel at 2800 Mount Ridge Road, Roseville, MN 55113.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, as a nominee or agent, you should follow the instructions provided by such broker, bank or other agent.

Procedure for Submitting Stockholders Proposals

For nominations of individuals for election to our Board of Directors, or other business to be properly brought by a stockholder before next year’s annual meeting, the stockholder must give timely notice thereof in writing to the Secretary of Calyxt, and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely for our 2020 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Secretary of Calyxt at our principal executive offices no later than February 17, 2020 nor earlier than January 18, 2020; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to the first anniversary of Calyxt’s 2019 Annual Meeting or delayed more than 30 days after such anniversary date then to be timely such notice must be received by Calyxt no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by us.

Your notice to the Secretary of Calyxt must set forth information specified in our Bylaws. For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Annual Report on Form 10-K, filed with the SEC on March 12, 2019.

Counting Votes

Votes will be counted by the inspector of election appointed for the Annual Meeting. For Proposal No. 1, the inspector of election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal No. 2, the inspector of election will separately count “For” and “Against” votes and abstentions. For Proposal No. 1, broker non-votes will have no effect and will not be counted toward the vote total for any director nominee. Proposal No. 2 is considered routine under applicable rules and, as a result, a broker or other nominee may generally vote on Proposal No. 2 and no broker non-votes are expected.

Required Votes

Pursuant to our Bylaws:

•

nominees for election to our Board of Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees receiving the highest number of affirmative “For” votes will be elected. Only votes “For” will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote.

•

the appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2019 will be ratified by a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding common shares of Calyxt entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. On the record date, there were 32,697,089 shares outstanding and entitled to vote. Thus, the holders of 16,348,545 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, however, a quorum is not present at the Annual Meeting, either the Chair of the Annual Meeting or a majority of the holders of common stock present in person or represented by proxy will adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present. At such adjourned meeting at which a quorum is present any business may be transacted which would have been transacted at the original Annual Meeting.

Results of Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2022; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Board of Directors shall consist of not less than five nor more than 11 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by a majority of the Board of Directors. Immediately prior to the Annual Meeting, our Board consists of nine members. As previously announced, Mr. Laurent Arthaud and Mr. Alain Godard have elected not to stand for reelection at the Annual Meeting. Accordingly, in connection with the Annual Meeting, our Board has adopted a resolution fixing the number of directors at seven members. Until the first date on which Cellectis and its affiliates no longer beneficially own more than 50% of the outstanding shares of our Common Stock, all of the directors will be elected to our Board annually at the annual meeting of stockholders. From and after such date, our Board will transition to a staggered board divided into three classes, with directors serving three-year terms.

Directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees receiving the highest number of affirmative “For” votes will be elected. If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

There will be no cumulative voting in the election of directors.

Unless otherwise provided by law and subject to the terms of our Stockholders Agreement dated July 25, 2017 with Cellectis (as amended, the “Stockholders Agreement”), any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled solely by a majority of the directors then in office or by the sole remaining director.

Nominees for Election for a One-Year Term Expiring at the 2020 Annual Meeting of Stockholders

The individuals listed below, all of whom are currently serving on our Board of Directors, are nominated for election this year. In addition to the names of the nominees and their ages provided in the table below, additional biographical information for each nominee follows the table.

Pursuant to the Stockholders Agreement, Cellectis has a right to designate as nominees to the Board the greater of three members of the Board or a majority of the directors on the Board, and to designate the chair of the Board and one member to each committee of the Board. Cellectis has designated Dr. Choulika as its nominee to the Board and as its designee to be the chair of the Board and as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee. Cellectis has reserved its rights under the Stockholders Agreement to make additional designations from time to time.

Name	Age	Position
André Choulika, Ph.D.	54	Chair and Director
Philippe Dumont	67	Director
Jonathan B. Fassberg(1)	53	Director
Anna Ewa Kozicz-Stankiewicz	44	Director
Kimberly K. Nelson(2)	52	Director
Christopher J. Neugent(3)	58	Director
Yves J. Ribeill(4)	59	Director

(1)	Mr. Fassberg joined the Board of Directors on August 22, 2018.
(2)	Ms. Nelson joined the Board of Directors on January 17, 2019.
(3)	Mr. Neugent joined the Board of Directors on September 11, 2018.
(4)	Dr. Ribeill joined the Board of Directors on July 3, 2018.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

André Choulika, Ph.D., has served as Chair of our Board since August 2010. Dr. Choulika is one of the founders of Cellectis (NASDAQ: CLLS), and has served as its Chief Executive Officer since its inception in 1999. He has served as the Chairman of the Board of Cellectis since 2011. Since December 2014, Dr. Choulika has served as Chief Executive Officer of Cellectis, Inc. From 1997 to 1999, Dr. Choulika worked as a post-doctoral fellow in the Division of Molecular Medicine at Boston Children’s Hospital, where he was one of the inventors of nuclease-based genome editing technologies and a pioneer in the analysis and use of meganucleases to modify complex genomes. After receiving his Ph.D. in molecular virology from the University of Paris VI (Pierre et Marie Curie), he completed a research fellowship in the Harvard Medical School Department of Genetics. His management training is from HEC (Challenge +). Based on Dr. Choulika’s deep knowledge of Calyxt and his scientific experience, we believe Dr. Choulika has the appropriate set of skills to serve as a member of our Board.

Philippe Dumont has served as a member of our Board since July 2017. Mr. Dumont retired in December 2012 from Bayer CropScience, where he was employed since May 2002. At Bayer he held the position of Head of Technology Management, Seeds, and was responsible for supervising globally the Regulatory Affairs and Regulatory Science functions, Stewardship, Public and Governmental Affairs and Communication impacting GMOs and seeds. Until 2006 Mr. Dumont also supervised the Legal and Intellectual Property functions in the seed business. Mr. Dumont also held the same responsibilities at Aventis Crop Science from December 1998 until April 2002. From 1987 to 1998, Mr. Dumont was General Counsel of Rhône-Poulenc Agrochimie. Prior to moving to France in 1987, Philippe held positions as an associate at Cravath Swaine & Moore (1975-1981), international legal counsel at Gulf Oil Corporation (1981-1983) and as solo practitioner in Washington D.C. from 1983-1986. Philippe is retired from the New York and District of Columbia Bars and is a graduate of the Georgetown University Law Center (JD 1975) and Columbia University (BA, magna cum laude 1972). Since June 2013 he has been serving as a director of Association Française des Biotechnologies Végétales, responsible for international relations, where he tries to promote public and governmental understanding of new breeding techniques and related regulatory issues. Based on his leadership and regulatory experience in the plant biotechnology industry both in the United States and Europe, we believe Mr. Dumont has the appropriate set of skills to serve as a member of our Board.

Jonathan B. Fassberg has served as a member of our Board since August 2018. Mr. Fassberg founded The Trout Group in 1996 and has been the Co-Chief Executive Officer of Solebury Trout LLC since the Trout Group’s acquisition by Solebury Communications in 2017. Mr. Fassberg holds a Bachelor of Science degree in biology and chemistry from The University of North Carolina – Chapel Hill and a Master of Business Administration degree in finance from New York University’s Stern School of Business. Based on his deep financial expertise and experience, we believe Mr. Fassberg has the appropriate set of skills to serve as a member of our Board.

Anna Ewa Kozicz-Stankiewicz has served as a member of our Board since July 2017. Ms. Kozicz received a Bachelor of Arts in Math and Economics from Columbia College and her MBA from Columbia Business School. She started her career in investment banking in 1996 at Credit Suisse First Boston in its Financial Institutions Group before moving to Goldman Sachs in 2000 where she held multiple positions, including Managing Director, and spent most of her time in the Principal Strategies Group with a focus on investing in the global agricultural sector. She moved to Caxton Associates in 2009 to work as an equity Portfolio Manager before moving to BlackRock in 2012 where she held management roles as Head of US Strategy and Corporate Development as well as investing roles as Portfolio Manager of a private assets portfolio for ABR Reinsurance Ltd., a Bermuda based reinsurance company which Ms. Kozicz helped to set up on behalf of BlackRock. During her time at Goldman Sachs, she served as a director on the board of a New York-based federal credit union (PSFCU). In 2017, she left BlackRock and partnered with Cowen Investment Management to create a new investment fund focused on sustainability in agriculture, energy and transportation services. We believe Ms. Kozicz’s extensive investment experience in the agriculture industry qualifies her to serve as a member on our Board.

Kimberly K. Nelson has served as a member of our Board since January 2019. Ms. Nelson has served as the Executive Vice President and Chief Financial Officer of SPS Commerce (NASDAQ: SPSC), a provider of cloud-based supply chain management solutions, since November 2007. Ms. Nelson has also served on the Board of Qumu Corporation (NASDAQ: QUMU), a video content management company, from March 2012 until her anticipated retirement from the Qumu Board in May 2019. She holds a Bachelor of Arts degree in finance from Babson College, Wellesley, Massachusetts, and completed the Executive MBA program at the University of Saint Thomas. Ms. Nelson has provided financial direction at a number of companies over her 30-year career including Amazon.com, Nestlé USA Inc. and The Pillsbury Company. Based on her strong finance and investor relations experience and her broad experience with premier food and consumer companies, we believe Ms. Nelson has the appropriate set of skills to serve as a member of our Board.

Christopher J. Neugent has served as a member of our Board since September 2018. Mr. Neugent has served as the Executive Vice President of Strategy of Post Holdings, Inc. (NYSE: POST), which is a $6.0 billion holding company with six operating divisions, since July 2018. Prior to this, he served as President and CEO of Post Consumer Brands from its creation in November 2015 until July 2018. Previously, Mr. Neugent held leadership roles at MOM Brands Company beginning in 2001. He served as the President and Chief Executive Officer of MOM Brands Company beginning in 2008, and also assumed the responsibilities of Chairman of the Board in 2011. Mr. Neugent held these roles until Post acquired MOM Brands Company in 2015. Mr. Neugent has served on the Board of Welch Foods, Inc. since February 2016. He holds a Bachelor of Arts degree in economics from Princeton University and completed the Advanced Management Program at the Wharton School of Business. We believe Mr. Neugent’s extensive experience in the consumer food products space qualifies him to serve on our Board.

Yves J. Ribeill, Ph.D., has served as a member of our Board since July 2018. Dr. Ribeill served as Calyxt’s interim Chief Executive Officer from August 2018 until October 2018. Since August 2017, he has served as the Chief Executive Officer of COREzonada, Inc., which is a private biotechnology company working on microbiome re-engineering. Dr. Ribeill was also a founder of Scynexis, Inc (NASDAQ: SCYX), served as its President from November 1999 until July 2015 and served as its Chief Executive

Officer from November 1999 until April 2015. Before his work with Scynexis, Dr. Ribeill served in various positions during the 25 years of his international career with Rhone-Poulenc, Aventis including Discovery Chemistry Group leader for Anti-Viral Research and later in the Central Nervous System Group in France. He served as Group Leader in the Cardiovascular Group in England. Upon his return to France, Dr. Ribeill served as Director of Chemistry for the Anti-Infective Group. He was involved in all phases of the drug discovery and development effort that resulted in the FDA approval of multiple drugs. He served as a Director of Scynexis, Inc. from November 1999 to March 2016 and has been a director of various other biotechnology companies in Europe and the United States. He is the author of more than 26 publications and 15 patents. He was a member of the Scientific Advisory Committee of the World Health Organization and of the Medicine Malaria Venture in Geneva. Dr. Ribeill has a Ph.D. in Chemistry from the University of Montpellier (France). Based on his deep understanding of research and development and his experience with numerous biotechnology companies, we believe Dr. Ribeill has the appropriate skills to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors and Leadership Structure

Our Corporate Governance Guidelines, Certificate of Incorporation and Bylaws provide the Board flexibility in determining its leadership structure.

The Board of Directors may establish the authorized number of directors from time to time by resolution. Immediately prior to the Annual Meeting, our Board consists of nine members, six of whom are independent under the listing standards of the NASDAQ Global Market (the “NASDAQ”). As previously announced, Mr. Laurent Arthaud and Mr. Alain Godard have elected not to stand for reelection at the Annual Meeting. Accordingly, in connection with the Annual Meeting, our Board has adopted a resolution fixing the number of directors at seven members.

The Board currently separates the role of Chair of the Board and Chief Executive Officer, with Dr. Choulika serving as Chair and Mr. Blome serving as Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Officer in any way that is in our best interests at a given point in time. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chair of the Board and/or the Chief Executive Officer.

Director Independence

The NASDAQ listing standards generally require that a majority of the members of a listed company’s Board be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Although the NASDAQ listing standards allow a “controlled company,” such as us, to elect not to comply with certain corporate governance requirements, such “controlled company” exemptions do not modify the independence requirements for the audit committee. The controlled company exemptions are discussed further below.

Our Board has undertaken a review of the independence of our directors and has considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on this evaluation, the Board determined that each of Mr. Dumont, Mr. Fassberg, Ms. Kozicz, Ms. Nelson, Mr. Neugent and Dr. Ribeill are independent. Because of his status as both a director and the Chief Executive Officer of Cellectis, the Board determined that Dr. Choulika is not independent under the independence provisions of the NASDAQ listing standards and Rule 10A-3. Because of their status as directors of Cellectis, Mr. Arthaud and Mr. Godard, who are retiring from our Board, were not independent under the independence provisions of the NASDAQ listing standards and Rule 10A-3.

In making such independence determinations, our Board considered the relationships that each of the directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each director.

There are no family relationships among any of our directors or executive officers.

Controlled Company Exemption

Cellectis controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the NASDAQ listing standards. Under the NASDAQ listing standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	a majority of the Board consist of independent directors;

•

director nominees be selected, or recommended to the Board, either by (i) independent directors constituting a majority of the Board’s independent directors or (ii) a nominations committee composed entirely of independent directors, with a written charter or board resolution, as applicable, addressing the nominations process; and

•	we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Our Board has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each of which has a written charter that addresses its purpose and responsibilities.

With the exception of Dr. Choulika, each of the other nominees for election to the Board at the 2019 Annual Meeting is an independent director under the independence provisions of the NASDAQ listing standards. Accordingly, our Board is currently comprised of a majority of independent directors. However, pursuant to the Stockholders Agreement, Cellectis has a right to designate as nominees to the Board the greater of three members of the Board or a majority of the directors on the Board. To date, Cellectis has designated only Dr. Choulika as its nominee to the Board and has otherwise reserved its rights under the Stockholders Agreement to make additional designations from time to time. In the event that Cellectis exercised its designation rights and designated nominees that were not independent, we would rely on the controlled company exemption to the requirement that a majority of our Board consist of independent directors.

Because Cellectis has designated Dr. Choulika as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee pursuant to the Stockholders Agreement, we rely on the controlled company exemption with respect to the independence requirements for those committees.

Role of the Board in Risk Oversight

The Board is actively involved in the oversight of our risk management process. The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board, or the appropriate committee, receives reports on risks facing Calyxt from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that our Board’s leadership structure is consistent with and supports the effective administration of the Board’s risk oversight function.

Effective as of April 15, 2019, Calyxt adopted a formal risk management policy and established a risk management committee (the “CRC”), which comprises executive and other senior staff. The risk management policy provides a framework for the definition, measurement and reporting of price risks relating to all hedging activity and empowers the CRC to proactively manage and reduce the impact of volatile raw material prices, interest rates, and currency values on operating costs and margins. The CRC, under the supervision of the Board, will be responsible for Calyxt’s risk management policy and general risk management oversight.

Attendance at Meetings

During the fiscal year ended December 31, 2018, the Board acted by written consent on two occasions and held twelve meetings. Members of the Board are expected to regularly attend all meetings of the Board and committees on which they serve. With respect to each of our incumbent director’s period of service, such director attended more than 75 percent of the meetings of the Board and of the committees on which the director served that were held during the last fiscal year and during such director’s period of service. The non-management directors meet in conjunction with regular meetings of the Board outside of the presence of management in executive session and the independent members of our Board also meet in executive sessions.

Members of the Board are invited to attend each annual meeting of our stockholders. Only Dr. Choulika attended our 2018 annual meeting of stockholders, which was held on May 24, 2018.

Board Committees

Our Board has established three standing committees: an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each of which is described below.

Audit Committee

Current Members	Members During 2018
Philippe Dumont (Chair)	Philippe Dumont (Chair)
Jonathan B. Fassberg(1)	André Choulika(3)
Anna Eva Kozicz-Stankiewicz	Jonathan B. Fassberg(1)
Kimberly K. Nelson(2)	Anna Eva Kozicz-Stankiewicz
Yves J. Ribeill(4)

(1)	Mr. Fassberg was appointed to the Audit Committee on August 22, 2018.
(2)	Ms. Nelson was appointed to the Audit Committee on March 4, 2019.
(3)

Consistent with the permitted phase-in period for complying with audit committee independence requirements following an initial public offering, Dr. Choulika served on the Audit Committee until July 3, 2018 when he was succeeded by Dr. Ribeill.

(4)	Dr. Ribeill served on the Audit Committee from July 3, 2018 until his appointment as interim Chief Executive Officer of Calyxt on August 22, 2018 when he was succeeded by Mr. Fassberg.

The Audit Committee is composed of Mr. Dumont (Chair), Mr. Fassberg, Ms. Kozicz and Ms. Nelson. Our Board of Directors has determined that Mr. Dumont, Mr. Fassberg, Ms. Kozicz and Ms. Nelson are independent under the applicable provisions of the NASDAQ listing standards and Rule 10A-3.

Each of Mr. Dumont, Mr. Fassberg, Ms. Kozicz and Ms. Nelson qualifies as an “audit committee financial expert” as such term is defined in the regulations under the Exchange Act and meets the requirements for financial literacy and financial sophistication required under applicable rules and regulations.

The Audit Committee is responsible for, among other things, the oversight of the integrity of our financial statements and system of internal controls, the qualifications and independence of our independent registered accounting firm and the performance of our internal audit function and independent auditor. The Audit Committee also has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. In addition, the Audit Committee will review reports from management, legal counsel and third parties relating to the status of compliance with laws, regulations and internal procedures. The Audit Committee is also responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management.

The Audit Committee held eight meetings during the last fiscal year.

Nominating and Corporate Governance Committee

Current Members:	Members During 2018:
André Choulika (Chair)(1)	André Choulika (Chair)(1)
Philippe Dumont	Philippe Dumont
Kimberly K. Nelson(2)	Alain Godard(3)

(1)

Dr. Choulika serves as Cellectis’s designee to the Nominating and Corporate Governance Committee. As a controlled company, Calyxt is not required to have a Nominating and Corporate Governance Committee comprised entirely of independent directors.

(2)	Ms. Nelson was appointed to the Nominating and Corporate Governance Committee on March 4, 2019.
(3)	Mr. Godard served on the Nominating and Corporate Governance Committee until March 4, 2019 when he was succeeded by Ms. Nelson.

The Nominating and Corporate Governance Committee is composed of Dr. Choulika (Chair), Mr. Dumont and Ms. Nelson. The Nominating and Corporate Governance Committee is responsible for, among other things, matters of corporate governance and matters relating to the practices, policies and procedures of our Board, identifying and recommending candidates for election to our Board and each committee of our Board, and reviewing, at least annually, our corporate governance principles. The Nominating and Corporate Governance Committee also advises on and recommends director compensation, which is approved by the full Board. As a “controlled company,” we are not required to have director nominations selected by a nominations committee comprised solely of independent directors.

The policy of our Nominating and Corporate Governance Committee is to identify director candidates, including nominees submitted by stockholders, based on criteria established by the Nominating and Corporate Governance Committee and approved by the Board, which includes the criteria set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee considers not only the director candidate’s qualities, performance and professional responsibilities, but also the current composition of the Board and the challenges and needs of the Board at that time. In addition, the Stockholders Agreement provides Cellectis with certain rights relating to the composition of our Board. See “Certain Relationships and Related Party Transactions—Relationship with Cellectis—Stockholders Agreement.”

The Nominating and Governance Committee held seven meetings during the last fiscal year.

Compensation Committee

Current Members:	Members During 2018:
Yves J. Ribeill (Chair)(1)	Yves J. Ribeill (Chair)(1)
André Choulika(2)	Alain Godard (Former Chair)(4)
Philippe Dumont	André Choulika(2)
Christopher J. Neugent(3)	Philippe Dumont
Christopher J. Neugent(3)

(1)	Dr. Ribeill was appointed to the Compensation Committee on October 8, 2018 at which time he was also appointed to serve as the Chair of the Compensation Committee.
(2)	Dr. Choulika serves as Cellectis’s designee to the Compensation Committee. As a controlled company, Calyxt is not required to have a Compensation Committee comprised entirely of independent directors.
(3)	Mr. Neugent was appointed to the Compensation Committee on October 8, 2018.
(4)	Mr. Godard served on the Compensation Committee (and as the Chair thereof) until October 8, 2018 when he was succeeded by Dr. Ribeill.

The Compensation Committee is composed of Dr. Ribeill (Chair), Dr. Choulika, Mr. Dumont and Mr. Neugent. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy and overseeing the administration of related compensation benefit programs, policies and practices. The Compensation Committee is also responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating their performance in light of these goals, reviewing the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans. The Compensation Committee may delegate all or a portion of duties and responsibilities to a subcommittee of the Compensation Committee. As a “controlled company,” we are not required to have a compensation committee comprised entirely of independent directors.

The Compensation Committee held seven meetings during the last fiscal year.

Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Guidelines that serve as a framework for our Board and its committees. These guidelines cover a number of areas including the size and composition of the Board, membership criteria for the Board and director qualifications, director responsibilities, board agenda, the responsibilities of the Chair of the Board and the Chief Executive Officer, the appointment of a presiding director, meetings of non-management directors, the role of committees of the Board, access of directors to management and independent advisors, third-party communications, director compensation, director orientation and continuing education, management evaluation and succession and annual performance evaluations.

The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board, as warranted.

Code of Business Conduct and Ethics

We have adopted the Calyxt Code of Business Conduct and Ethics, which is applicable to all of our employees, executive officers and directors. Any amendments to our Code of Business Conduct and Ethics and any waivers of its requirements will be disclosed on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements.

Corporate Governance Materials

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for each of our standing Board committees are posted on the Investors section of our website under “Corporate Governance” at www.calyxt.com/corporate-governance/. In addition, stockholders may obtain a print copy of our Corporate Governance Guidelines, Code of Business Conduct and Ethics as well as the charters of our standing Board committees by writing to our Investor Relations Department at: Calyxt, Inc., Investor Relations, 2800 Mount Ridge Road, Roseville, MN 55113, or by calling (651) 683-2807.

Executive Officers

The following table sets forth information concerning our current executive officers:

Name	Age	Position
James A. Blome	56	Chief Executive Officer
William F. Koschak	50	Chief Financial Officer
Debra H. Frimerman	39	General Counsel
Manoj Sahoo	42	Chief Commercial Officer
Daniel F. Voytas	56	Chief Science Officer

James A. Blome has served as our Chief Executive Officer since October 2018. Prior to joining Calyxt, Mr. Blome served as the President and CEO for Bayer CropScience, LP (North America) since June 2011. Prior to his position at Bayer CropScience LP, he held executive positions at Valent (Sumitomo Chemical) and Agriliance LLC. Mr. Blome also serves as the Chairman of CropLife America, the Chairman of US Farming and Ranching Foundation, and the Independent, Non-Executive Chairman of Concentric Ag Technologies, Inc. Mr. Blome is the 2013 recipient of the Henry A. Wallace Award from Iowa State University for outstanding leadership and service to agriculture. Mr. Blome is a graduate of Iowa State University.

William F. Koschak has served as our Chief Financial Officer since January 2019. Mr. Koschak previously served as the Vice President, Finance of the Brain Therapies business unit of Medtronic plc (NYSE: MDT), a global medical technology company, from June 2017 through January 2019. During this time, Mr. Koschak also served as interim Vice President and General Manager, Brain Modulation from May 2018 through October 2018. Prior to joining Medtronic plc, Mr. Koschak served as the Executive Vice President and Chief Financial Officer of Young America Holdings, LLC, a privately held digital services firm, beginning in December 2014. Earlier in his career, Mr. Koschak held various finance positions including Vice President, Finance for Convenience and Foodservice and Vice President, Financial Reporting at General Mills, Inc. (NYSE:GIS), where he was employed from May 2005 until December 2014. Prior to General Mills, Mr. Koschak was an audit partner at KPMG LLP. Mr. Koschak is a director of 1st Financial Bank USA and has a Bachelor of Arts degree from Augsburg College.

Debra H. Frimerman has served as our General Counsel since February 2019. Ms. Frimerman holds a J.D. from the University of Minnesota Law School and a Bachelor of Arts degree in economics from the University of California, Santa Barbara. Before joining Calyxt, Ms. Frimerman was Associate General Counsel for Syngenta North America. Throughout her seven years at Syngenta, she provided counsel for executive leadership teams and contributed to the closing of numerous global transactions; launching new products into new markets; and developing regulatory, compliance and corporate policies. Prior to her role at Syngenta, Ms. Frimerman practiced law at Stoel Rives LLP and Lindquist & Vennum PLLP.

Manoj Sahoo has served as our Chief Commercial Officer since March 2017. He holds a MBA from the Tuck School of Business at Dartmouth College and a B.S. in Chemical Engineering from the National Institute of Technology in India. Prior to joining Calyxt he was Assistant Vice President for Food Ingredients and Bio-industrial Enterprise at Cargill. His prior roles at Cargill included Business Development Director for Starches and Sweeteners North America and a role in the Corporate Strategy & Development Group. Mr. Sahoo serves on the Industry Advisory Board of the Larta Institute.

Daniel F. Voytas, Ph.D., has served as our Chief Science Officer since May 2010. Dr. Voytas graduated summa cum laude from Harvard College in 1984 and received his Ph.D. in genetics from Harvard Medical School in 1990. He is one of our co-founders and one of the inventors of the TALEN technology. He continues to optimize the use of TALEN for the targeted modification of plant genomes. In addition to his role at Calyxt, Dr. Voytas is a professor in the Department of Genetics, Cell Biology and Development at the University of Minnesota (UMN), which he joined in 2008, and Director of the UMN’s Center for Genome Engineering and Director of the UMN’s Center for Precision Plant Genomics. In 1992, Dr. Voytas joined the faculty at Iowa State University. Prior to this, he conducted postdoctoral research at Johns Hopkins University School of Medicine. Dr. Voytas is an elected Fellow of the American Association for the Advancement of Science.

STOCKHOLDER COMMUNICATIONS

Stockholders may contact our Board of Directors about bona fide issues or questions about Calyxt by sending a letter to the following address: Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the “Independent Directors” at the address above. Our General Counsel will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the Board, including a communication the General Counsel determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about us or our products or services.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Appointment of Ernst & Young LLP

Ernst & Young LLP (“EY”) has served as our independent registered public accounting firm since 2015. EY audited our financial statements for 2018 and 2017 and also audited our financial statements for fiscal year 2016, when we were a wholly-owned subsidiary of Cellectis. The Audit Committee has approved the engagement of EY to perform audit and audit-related services with respect to the fiscal year ending December 31, 2019, and the Board has directed that management submit the selection of EY as Calyxt’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The Audit Committee’s selection process includes consideration of the following factors: continuity of experience with our business, internal controls and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence and integrity; and reasonableness of fees.

Representatives of EY will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Pre-Approval of Accounting Services

The Audit Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm. Under that policy, the Audit Committee must approve the services to be rendered and fees to be charged by our independent registered public accounting firm. Unless a type of service has received general pre-approval, it will require specific pre-approval of the Audit Committee if it is to be provided by the independent auditor. The Audit Committee may establish pre-approval fee limits for all services to be provided by the independent accountant. The Audit Committee must then approve, in advance, any services or fees exceeding those pre-approved levels, subject to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act. EY did not perform any non-audit or tax services for Calyxt in fiscal year 2018 or fiscal year 2017.

The Audit Committee has delegated to its Chair the authority to grant separate pre-approvals of services and fees in accordance with the pre-approval policy. The Audit Committee may further delegate pre-approval authority from time to time to one or more of its other members in its discretion.

Fees Billed by Independent Registered Public Accounting Firm for Fiscal Years 2018 and 2017

Audit Fees

The following table presents aggregate fees for services rendered by EY in the fiscal years ended December 31, 2018 and December 31, 2017:

	Years Ended December 31,
	2018	2017
Audit Fees (1)	$370,279	$1,215,430

Total	$370,279	$1,215,430

(1)

Audit Fees include fees associated with the audit of our financial statements, review of our quarterly financial statements, and services that are normally provided by EY in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2018 include fees billed for professional services rendered of $85,868 in connection with our registration statement related to our follow-on public offering in May 2018. Fees for 2017 also include fees billed for professional services rendered of $898,030 in connection with our registration statement related to our initial public offering in July 2017.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table sets forth total compensation for the years ended December 31, 2018 and December 31, 2017, as applicable, for our named executive officers (“NEOs”), including our current principal executive officer, James A. Blome (Chief Executive Officer since October 1, 2018), and our former principal executive officers, Yves J. Ribeill (Interim Chief Executive Officer from August 22, 2018 until October 1, 2018) and Federico A. Tripodi (Former Chief Executive Officer until August 22, 2018); and our next two highest paid executive officers who were serving on December 31, 2018, Manoj Sahoo (Chief Commercial Officer) and Daniel F. Voytas (Chief Science Officer).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	All Other Compensation ($)(8)	Total ($)
Current Executive Officers
James A. Blome (1)	2018	$158,750	$119,063	$2,860,200	$1,579,759	$35,662	$5,353,434
Chief Executive Officer	2017	—	—	—	—	—	—
Manoj Sahoo	2018	$257,917	$135,000	—	—	$14,576	$407,493
Chief Commercial Officer	2017	$197,917	$105,563	$784,000	$212,636	—	$1,300,115
Daniel F. Voytas (2)	2018	$186,667	$96,000	—	—	—	$282,667
Chief Science Officer	2017	$180,000	$106,500	$804,168	$520,963	—	$1,611,631

Former Executive Officers
Yves J. Ribeill (3)	2018	$73,141	—	$1,056,600	$1,668,491	—	$2,789,232
Former Interim Chief Executive Officer & Current Director	2017	—	—	—	—	—	—
Federico A. Tripodi (4)	2018	$227,413	—	—	—	$541,291	$768,704
Former Chief Executive Officer	2017	$345,000	$189,750	$1,568,000	$465,755	—	$2,568,505

(1)	Mr. Blome was appointed as Chief Executive Officer effective October 1, 2018.

(2)	Dr. Voytas provided his services through a consulting agreement with us. The amount in the “Salary” column represents the consulting fee that he received under this agreement.
(3)

Dr. Ribeill served as our Interim Chief Executive Officer from August 22, 2018 through October 1, 2018. He is also a director of Calyxt, joining the Board on July 3, 2018. Dr. Ribeill earned cash compensation of $27,500 for his role as a director, which is included in the “Salary” column for 2018.

(4)	Mr. Tripodi previously served as our Chief Executive Officer and resigned that position effective August 22, 2018.
(5)

The annual cash bonus payouts for fiscal year 2018 for Mr. Blome and Mr. Sahoo are $119,063 and $135,000, respectively. At target, Mr. Blome receives a bonus of 75% of his base salary and Mr. Sahoo receives a bonus equal to 50% of his base salary. Under his consulting agreement, Dr. Voytas is also eligible for a scientific bonus and a commercial bonus at the discretion of the Compensation Committee, which was $96,000 for fiscal year 2018.

(6)

This column reflects the fair value of Restricted Stock Units (“RSUs”) granted in 2018 and 2017 based on the stock price on the date of grant. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the NEOs. Mr. Blome’s stock awards were originally granted on September 17, 2018 when he became a consultant to the Company. The awards were remeasured on October 1, 2018 when he became CEO. As a result, the grant date fair value for Mr. Blome’s RSUs was $2,860,200 and after taking into consideration awards that vested on October 1, 2018, the remeasured date fair value for the RSUs on October 1, 2018 was $2,002,050. Dr. Ribeill’s stock awards were originally granted on August 21, 2018 in connection with his appointment as interim CEO. The awards were modified on October 8, 2018 to accelerate their vesting. As a result, the grant date fair value for Dr. Ribeill’s RSUs was $1,056,600 and the modification date fair value for the RSUs was $854,400.

(7)

This column reflects the fair value of options granted in 2018 and 2017 based on their grant date fair value. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the NEOs. Dr. Ribeill’s 2018 option grant originally included an incorrect strike price that has been corrected by the Company. The grant date fair value for Dr. Ribeill’s 2018 option grant was $1,668,491. The awards were subsequently modified on October 8, 2018 to accelerate their vesting. The modification fair value of the award as of October 8, 2018 was $1,641,633. The assumptions used in the calculation of the amounts are described in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 12, 2019.

(8)

Mr. Blome’s other compensation for the year ended December 31, 2018 includes relocation benefits of $18,989 and an associated tax-gross up of those relocation benefits of $15,917. The relocation benefits included $10,989 of temporary living and transportation expenses and $8,000 for the movement of household goods. Mr. Sahoo’s other compensation for the year ended December 31, 2018 includes $10,639 of matching contributions under our 401(k) benefit plan. Mr. Tripodi’s other compensation for the year ended December 31, 2018 includes $360,000 of severance, $228,923 of which will be paid in 2019; a cash severance amount equal in value to what would have been his 2018 bonus of $144,000; severance payments for unused vacation of $24,695 and $10,465 of matching contributions under our 401(k) benefit plan.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards of our NEOs as of December 31, 2018. The market value of the shares in the following table is the fair value of such shares as of December 31, 2018.

			Option Awards				Stock Awards
Name	Vesting Commencement Date (1-8)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Current Executive Officers:
James A. Blome	Oct. 8, 2018	(1)	—	200,000	$14.24	Oct. 8, 2028	—	—
Chief Executive Officer
	Sept. 17, 2018	(2)	—	—	—	—	135,000	$1,398,600
Manoj Sahoo	June 14, 2017	(3)	58,800	88,200	$13.29	June 14, 2027	63,700	$659,932
Chief Commercial Officer
Daniel F. Voytas	June 14, 2017	(4)	22,617	128,164	$13.29	June 14, 2027	85,443	$885,189
Chief Science Officer	April 7, 2016	(5)	175,588	36,750	$3.59	April 7, 2026	—	—
	Sept. 9, 2015	(6)	16,905	—	$21.83	Sept. 9, 2025	—	—
	May 18, 2015	(6)(7)	50,000	—	$33.91	May 18, 2025	—	—
	Sept. 8, 2015	(6)(7)	50,000	—	$32.12	Sept. 8. 2025	—	—
	Dec. 3, 2014	(6)	8,170	—	$3.71	Dec. 3, 2024	—	—
Former Executive Officers
Yves J. Ribeill	Aug. 21, 2018	(8)	59,940	120,060	$17.61	Aug. 21, 2028	40,020	$414,607
Former Interim Chief Executive Officer & Current Director
Federico A. Tripodi
Former Chief Executive Officer	—		—	—	—	—	—	—

(1)

The option grant vesting schedule is as follows: (i) 15% of the total number of options vest on the first anniversary of the grant date, (ii) 15% of the total number of options vest on the second anniversary of the grant date and (iii) 5% of the total number of options vest on the last day of the next 14 calendar quarters beginning March 31, 2021.

(2)

The RSU award vesting schedule is as follows: (i) 25% of the total number of shares vested on October 1, 2018; (ii) 15% of the total number of shares vest on October 1, 2019; and (iii) 5% of the total number of shares vest on the last day of the next 12 calendar quarters beginning December 31, 2019.

(3)

The vesting schedule is as follows: (i) 20% of the total number of shares underlying the options and RSUs vested on June 14, 2017; (ii) 10% of the total number of shares underlying the option and RSUs vest on the second anniversary of the grant date and (iii) 5% of the total number of shares underlying the option and RSUs vest on the last day of the next 14 quarters which began September 30, 2018 with an additional 25% vesting immediately upon a Triggering Event. A “Triggering Event” means a sale, transfer or disposition of all or substantially all of our assets through a merger, consolidation or other business combination transaction of Calyxt with or into another corporation.

(4)

The vesting schedule is as follows: (i) 15% of the total number of shares underlying the option and RSUs vested on the June 14, 2018; (ii) 15% of the total number of shares underlying the option and RSUs vest on the second anniversary of the grant date; and (iii) 5% of the total number of shares underlying the option and RSUs vest on the last day of the next 14 quarters, beginning September 30, 2019 (with an additional 25% vesting immediately upon a Triggering Event). A “Triggering Event” means a sale, transfer or disposition of all or substantially all of our assets through a merger, consolidation or other business combination transaction of Calyxt with or into another corporation.

(5)

The vesting schedule is as follows: (i) 20% of the total number of shares underlying the option vested April 7, 2016; (ii) 10% of the total number of shares underlying the option vested on April 7, 2017; and (iii) 5% of the total number of shares underlying the option vest on the last day of the next 14 quarters, which began September 30, 2017 (with an additional 25% vesting immediately upon our initial public offering).

(6)	This award is fully vested.

(7)

Warrants granted by Cellectis on May 8, 2015 and September 8, 2015 vested in equal installments over the first, second and third anniversaries of the grant date. On May 28, 2015, Dr. Voytas was granted warrants to purchase 50,000 common shares of Cellectis with an exercise price of €29.58 per share, or $33.91 per share using the exchange rate of USD 1.1467 for 1 euro, which was the exchange rate on December 31, 2018. On September 8, 2015, Dr. Voytas was granted warrants to purchase 50,000 common shares of Cellectis with an exercise price of €28.01 per share, or $32.12 per share using the exchange rate of USD 1.1467 for 1 euro, which was the exchange rate on December 31, 2018.

(8)

The vesting schedule is as follows (i) 33.3% of the total number of shares underlying the option and awards vested October 10, 2018; (ii) 33.3% of the total number of shares underlying the option and RSUs vest on October 10, 2019; and (iii) 33.4% of the total number of shares underlying the option and RSUs vest on October 10, 2020.

(9)	Value of unvested RSUs is based on our closing price per common share of $10.36 on December 31, 2018.

Agreements with Named Executive Officers

The following provides a discussion of the employment agreements among Calyxt and our NEOs. Each of these agreements provides for at-will employment and generally includes the NEO’s initial base salary, an indication of eligibility for an annual cash inventive award opportunity and equity awards. In addition, we have entered into an independent contractor agreement with Dr. Voytas. Dr. Ribeill entered into an employment agreement in connection with his appointment as Interim Chief Executive Officer, which terminated in accordance with its terms upon the appointment of Mr. Blome as our Chief Executive Officer. Mr. Tripodi resigned from his position as Chief Executive Officer on August 22, 2018 and his separation agreement, which became effective in connection with his resignation, is described below.

James A. Blome

We are party to an employment agreement with our Chief Executive Officer, James A. Blome, dated as of September 17, 2018. Pursuant to his employment agreement, the term of Mr. Blome’s employment began on October 1, 2018 and will end upon the termination of Mr. Blome’s employment due to his death, permanent disability or resignation or a termination by us with or without Cause, as defined in Mr. Blome’s employment agreement. Mr. Blome is entitled to receive the following compensation and benefits in connection with his service as our Chief Executive Officer:

•	an annual base salary of $635,000;

•	a one-time sign-on bonus of $1,000,000, payable in two installments, with a repayment schedule if employment terminates under certain conditions under the repayment period;

•

eligibility to receive an annual cash performance bonus with a target value of 75% of his base salary (prorated for the number of days of his employment during 2018), based on his achievement of individual and/or company performance goals as determined by the Compensation Committee of the Board;

•

a one-time lump sum payment of $10,000 in connection with the movement of household goods to Roseville, Minnesota, reimbursement of relocation expenses up to $125,000 incurred in his relocation to Roseville, Minnesota, which are subject to repayment in certain circumstances, and a payment not to exceed $20,000 in the event any of the relocation expenses subject to reimbursement are not tax deductible; and

•

participation in our benefit plans and programs in which substantially all of our employees participate, as may be in effect from time to time, accrual of 20 days of vacation per year, and reimbursement for reasonable and necessary business expenses.

In addition, on September 17, 2018, Mr. Blome received two RSU unit grants in his capacity as a consultant to Calyxt pursuant to the terms of our equity incentive plan and award agreements thereunder: (i) a grant of 100,000 RSUs and (ii) a grant of 80,000 RSUs (collectively, the “September 2018 RSUs”). One-quarter of the September 2018 RSUs vested on October 1, 2018, an additional 15% of the September 2018 RSUs will vest on October 1, 2019, and the remaining September 2018 RSUs will vest in increments of 5% on the last day of each calendar quarter beginning with the fourth quarter of 2019, or December 31, 2019. On October 8, 2018, in accordance with the terms of Mr. Blome’s employment agreement, we granted Mr. Blome 200,000 stock options pursuant to our equity incentive plan and a stock option award agreement, which stock options vest 15% on October 8, 2019 and 15% on October 8, 2020, with an additional 5% of the stock options vesting on the last day of each calendar quarter commencing with the first fiscal quarter of 2021.

Mr. Blome’s employment agreement provides that for each calendar year during which Mr. Blome is employed by Calyxt, he will be eligible to receive an annual performance award comprised of 50,000 RSUs and 125,000 stock options. The annual equity awards will be subject to the achievement of performance metrics, the annual RSU awards will vest in accordance with the vesting schedule described above for the September 2018 RSUs, and the annual stock option awards will vest in accordance with our equity incentive plan.

Mr. Blome’s employment agreement also provides for severance benefits in the event that Mr. Blome’s employment is terminated by us (i) without Cause or (ii) without Cause or for Good Reason (as defined in his employment agreement) within 36 months following a Change in Control (as defined in his employment agreement), in each case subject to Mr. Blome’s timely execution and non-revocation of a release of claims against us.

In the event of a termination without Cause, Mr. Blome will be entitled to receive a pro-rata portion of his annual performance bonus, calculated as the maximum annual performance bonus target amount, and the sum of 18 months’ base salary (24 months, if the termination occurs after the first year of employment), payable in accordance with our normal payroll practices.

In the event of a termination without Cause or for Good Reason within 36 months following a Change in Control, Mr. Blome will be entitled to receive 24 months’ base salary, at the amount applicable as of the date of the Change in Control, payable in the normal course of our payroll practice, and two times his maximum annual performance bonus, payable within 10 days of the Change in Control. Mr. Blome’s employment agreement also includes customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

Yves J. Ribeill

In connection with his appointment as Interim Chief Executive Officer, we entered into an employment agreement with Dr. Ribeill, dated as of August 22, 2018. Pursuant to his employment agreement, the term of Dr. Ribeill’s employment ended on October 1, 2018 in connection with the appointment of Mr. Blome as Chief Executive Officer. Dr. Ribeill was entitled to receive the following compensation for his service as Interim Chief Executive Officer of Calyxt:

•	an annual base salary of $400,000;

•

eligibility to receive an annual cash performance bonus with a target value of 60% of his base salary, prorated for the number of days of his employment, based on his achievement of individual and/or company performance goals, as determined by the Compensation Committee of the Board; and

•	customary executive benefits, as determined by the Board, vacation and expense reimbursement, including reimbursement of certain costs for accommodations in Minneapolis, Minnesota.

In connection with his appointment, Dr. Ribeill received stock options to purchase 180,000 shares of our common stock and 60,000 RSUs. One-third of each of the stock options and RSUs vested on October 10, 2018, an additional one-third will vest on October 10, 2019, and the remaining one-third will vest on October 10, 2020, which reflects an acceleration of the original vesting schedule applicable to Dr. Ribeill’s stock options. Dr. Ribeill’s employment agreement also included customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

Manoj Sahoo

We are party to an offer letter with our Chief Commercial Officer, Manoj Sahoo, dated February 3, 2017. Pursuant to his offer letter, the term of Mr. Sahoo’s employment began on March 1, 2017 and will end upon the termination of Mr. Sahoo’s employment due to his death, permanent disability or resignation or a termination by us with or without Cause, as defined in Mr. Sahoo’s employment agreement. Mr. Sahoo’s offer letter provides that his employment is at-will and may be terminated at any time, with or without cause.

Pursuant to the offer letter, Mr. Sahoo’s initial base salary was established at $250,000. In addition, Mr. Sahoo is eligible to receive an annual cash bonus with a target value of 50% of his base salary based on his achievement of individual and/or company performance goals as determined by the Board if he remains employed through the bonus payment date. Mr. Sahoo’s base salary and his target bonus percentage are subject to periodic review. Mr. Sahoo’s offer letter also provides for the payment of $20,000 milestone bonuses in connection with each of the first commercial retail sale of a food product containing Calyxt ingredients and the execution and delivery of a deal with a leading food or ingredient company.

While Mr. Sahoo’s offer letter provides that his employment is at-will and may be terminated at any time, with or without cause, his offer letter also provides that he will be entitled to severance benefits in the event his employment is terminated by us without cause (as defined in his offer letter). Upon such a termination he will be eligible to receive a pro rata bonus and 12 months of base salary severance paid in installments, provided that, upon our request, he executes a release in favor of us.

Mr. Sahoo’s offer letter also included customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

Daniel F. Voytas

Dr. Voytas entered into a consulting agreement with us, dated January 1, 2010, as amended on December 21, 2012, and spends 10 days per month providing his service to us under this agreement. Under the agreement, he renders support and advisory services including providing scientific support during business development missions, running the scientific advisory board and strategic planning services and analyses relating to project review, agricultural research and development and new technologies. Under the agreement, Dr. Voytas receives a monthly fee, which may be adjusted from time to time, for 10 days of service per month. Dr. Voytas’s monthly consulting fee is currently $16,000 per month. In addition, Dr. Voytas is eligible to receive an annual bonus.

The initial term of the agreement with Dr. Voytas expired on January 1, 2013 and was extended for a period of one year, with automatic renewals for an additional year unless Calyxt delivers written notice of nonrenewal. We may terminate the consulting agreement at any time for any reason or no reason, subject to the payment of the termination payment described below, or upon thirty days’ notice in the event of a material breach of the agreement. We may also terminate the agreement with immediate effect if Dr. Voytas does not obtain all necessary approvals to provide services to us from any college and university at which he is a faculty member or otherwise affiliated, in which case we will have no obligation to make any termination payments.

The agreement provides that if we terminate his agreement prior to the end of the term (other than as specified above in connection with a failure to obtain required approvals), we will pay Dr. Voytas a lump sum equal to three months of consultation fees, provided that he executes and does not revoke a release in favor of us.

Under the terms of Dr. Voytas’ consulting agreement, he has agreed to maintain the confidentiality of proprietary or confidential information of us and our subsidiaries at all times during his service and thereafter. He has assigned to us all of the intellectual property rights in any work product created or developed by him in the course of his performance of the services described in his consulting agreement. Furthermore, he has agreed to not participate in a business that competes with us or solicit any of our customers or employees for the 12-month period following his termination of his consulting term.

Federico A. Tripodi

During his service as our Chief Executive Officer, we were party to an offer letter with Federico A. Tripodi dated May 6, 2016. Pursuant to the offer letter, Mr. Tripodi’s initial base salary was established at $345,000. In addition, Mr. Tripodi was eligible to receive an annual cash bonus with a target value of 50% of his base salary based on his achievement of individual and/or company performance goals as determined by the Board of Directors if he remained employed through the bonus payment date. Mr. Tripodi’s base salary and his target bonus percentage were subject to periodic review, with any modification that would result in a reduction of such compensation subject to Mr. Tripodi’s approval. On April 7, 2016, in accordance with the terms of his offer letter, Mr. Tripodi was granted an option to purchase 208,250 shares of our common stock at an exercise price of $3.59 per share.

The offer letter established Mr. Tripodi’s principal place of employment as New Brighton, Minnesota and required that he relocate to within 50 miles by car of our headquarters. In exchange for his relocation, the offer letter provided for relocation assistance of up to $78,000, which included reimbursement of home sale assistance, travel relating to house hunting, temporary living and transition expenses, home purchase closing costs, moving expenses and an additional payment of 30% of any amount of reimbursed home sale assistance costs that are not tax deductible, up to $20,000. The offer letter required Mr. Tripodi to repay all relocation-related amounts paid by us if he had not relocated by November 22, 2016 and he was required to repay a prorated portion of these sums if, prior to May 23, 2019, he resigned or his employment was terminated for “cause.”

While Mr. Tripodi’s offer letter provided that his employment was at-will and may be terminated at any time, with or without cause, his offer letter also provided that he would be entitled to severance benefits in the event his employment was terminated by us without cause (which did not include a termination due to Mr. Tripodi’s death or disability). Upon such a termination, he was eligible under the offer letter to receive a pro rata bonus and 12 months of base salary severance paid in installments, provided that, upon our request, he executes a release in favor of us.

Under the terms of Mr. Tripodi’s offer letter, he agreed to maintain the confidentiality of our proprietary or confidential information at all times during his employment and thereafter. He also assigned to us all of the intellectual property rights in any work product created or developed by him during the term of his employment. Mr. Tripodi also agreed to notify us prior to starting a new position after which we may exercise an election to restrict him from competing for a restricted period of up to 12 months after termination. If Mr. Tripodi is receiving severance at this time, the severance payments would cease and he would be entitled to receive his base salary during the restricted period. If he breaches the non-competition provision, he is required to reimburse us for all severance and non-competition payments he has received. Furthermore, he has agreed not to solicit any of our customers, employees or prospective customers of any of our subsidiaries for the 24-month period following his termination of employment.

On September 11, 2018, we entered into a Separation Agreement and Release with Mr. Tripodi, pursuant to which we agreed to pay him (a) any base salary that had accrued but was unpaid as of August 21, 2018, (b) any reimbursable expenses that had been incurred but were unpaid as of August 21, 2018, (c) an amount equal to $24,695.40, which represents payment for all of Mr. Tripodi’s unused vacation days that had accrued as of August 21, 2018, and (d) an amount equal to $144,000, less any applicable deductions, which represents a pro-rata portion of Mr. Tripodi’s 2018 annual bonus. We also agreed to pay Mr. Tripodi his base salary at the annual rate of $360,000 (less any applicable deductions (e.g., tax withholdings)) for a period of twelve (12) months following August 21, 2018.

In addition, Mr. Tripodi’s separation agreement provided, in accordance with the terms of the applicable award agreements and our equity plans, that (i)(A) 200,287 options to purchase shares of our common stock that had vested and remained unexercised as of August 21, 2018 continued to be held by Mr. Tripodi and remained exercisable until November 21, 2018, and (B) 301,963 options, all of which were unvested as of August 21, 2018 were forfeited and cancelled on August 21, 2018; and (ii) (A) 166,600 RSUs granted to Mr. Tripodi that remained unvested as of August 21, 2018 were forfeited; and (B) Mr. Tripodi shall continue to be entitled to all rights and benefits with respect to 29,400 shares of our common stock that were received with respect to RSUs that vested prior to August 21, 2018.

2018 Director Compensation

The following table sets forth the amount of compensation we paid to our directors during our fiscal year 2018. Our directors each receive a cash stipend of $50,000 per year for Board service, and each committee chair also receives an additional $15,000 of cash compensation for service as a committee chair in that year. Cash compensation is pro-rated based upon the date a director joins the Board. Directors also receive equity compensation upon joining the Board. As of December 31, 2018, there was no annual equity award for Board service. Mr. Arthaud has elected to not receive compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
André Choulika	$65,000	—	—	—	$65,000
Laurent Arthaud	—	—	—	—	—
Philippe Dumont	$65,000	—	—	—	$65,000
Jonathan B. Fassberg	$18,750	$279,104	$236,505	—	$534,359
Alain Godard	$50,000	—	—	—	$50,000
Anna Ewa Kozicz-Stankiewicz	$50,000	—	—	—	$50,000
Christopher J. Neugent	$12,500	$279,104	$236,505	—	$528,109

(1)

In 2018, Mr. Fassberg and Mr. Neugent each received RSUs for 19,600 common shares. This column reflects the fair value of RSUs granted in 2018 based on their grant date fair value. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the director. The assumptions used in the calculation of the amount are described in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K filed with SEC on March 12, 2019.

(2)

In 2018, Mr. Fassberg and Mr. Neugent each received options to purchase an aggregate of 29,400 common shares at an exercise price of $14.24. This column reflects the fair value of options granted in 2018 based on their grant date fair value. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the director. The assumptions used in the calculation of the amount are described in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K filed with SEC on March 12, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2018, certain information related to our compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	3,214,382	$10.68	(2)	2,696,680	(3)
Equity compensation plans not approved by security holders	—	—		N/A
Total	3,214,382	$10.68		2,696,680

(1)	Includes the Initial Plan and the Omnibus Plan.

(2)

Represents the weighted average exercise price of options outstanding under the Initial Plan and the Omnibus Plan. The weighted average exercise price does not take restricted stock units into account.

(3)

Of these shares, no shares are available for future issuance under our Initial Plan and 2,696,680 remain available for future issuance under our Omnibus Plan. All of these shares are available for issuance other than upon the exercise of options, warrants or rights.

Equity-Based Awards

We believe our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our personnel with the financial interests of our stockholders. In addition, we believe that our ability to grant stock options and other equity-based awards helps us to attract and retain top talent, and encourages them to drive company performance to promote the success of our business. Pursuant to the Stockholders Agreement, for so long as Cellectis beneficially owns at least 50% of our outstanding common stock, any grant of stock-based compensation requires the prior approval of Cellectis.

The material terms of our equity incentive plans are described below.

Calyxt Equity Incentive Plan (the “Initial Plan”)

General

We adopted the Initial Plan on December 13, 2014.

Awards

Awards granted under the Initial Plan may consist of incentive stock options or non-qualified stock options. Each award is subject to the terms and conditions set forth in the Initial Plan and to those other terms and conditions specified by the committee and memorialized in a written award agreement. The options will only become exercisable in the event that a triggering event occurs.

Shares Subject to the Initial Plan

Subject to adjustment in certain circumstances as discussed below, the Initial Plan authorizes up to 2,037,175 shares of our common stock for issuance pursuant to the terms of the Initial Plan. The maximum number of shares available for issuance of incentive stock options is 2,037,175. If and to the extent awards granted under the Initial Plan terminate, expire, cancel or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the Initial Plan. Additionally, to the extent any shares subject to an award are tendered and/or withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the Initial Plan, but shares issued under the Initial Plan and later repurchased by us pursuant to a repurchase right shall not be available for grant under the Initial Plan in the future.

In the event of any stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, rights offering, reorganization, merger, spin-off, split-up, change in corporate structure or similar event or transaction, adjustments will be made by the administrator of the Initial Plan to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the Initial Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; (iii) the exercise price of outstanding options and (iv) any repurchase price per share applicable to shares issued pursuant to an award, in each case in a manner that reflects equitably the effects of such event or transaction.

Administration

The Board or, to the extent authority is delegated by the Board, its Compensation Committee or other committee (in either event, the “Initial Plan Administrator”) will administer the Initial Plan and determine the following items:

•	designate participants;

•	determine the fair market value of common stock, provided that the determination is applied consistently to participants under the Initial Plan;

•

determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement and the circumstances under which awards may be canceled, repurchased or forfeited and vesting will be accelerated or forfeiture restrictions waived;

•	interpret and administer the Initial Plan and any instrument or agreement relating to, or award made under, the Initial Plan;

•

amend the terms or conditions of outstanding awards, including to accelerate the time or times at which an award becomes vested, unrestricted or may be exercised and to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions of the Initial Plan, provided that the amendment does not materially and adversely affect the rights of any participant without his or her consent;

•	implement an option exchange program; and

•	make any other determination and take any other action that it deems necessary or desirable to administer the Initial Plan.

Eligibility

Employees, directors, consultants and other of our service providers that provide services to us or our affiliates are eligible to participate in the Initial Plan. Only our employees or employees of our subsidiaries are eligible to receive incentive stock options.

Stock Options

Term, Purchase Price and Vesting. The exercise price of any stock option granted under the Initial Plan will be not less than the fair market value of our common stock, par value $0.0001 per share, on the date the option is granted.

The Initial Plan Administrator may determine the term for each option, provided that the term of any option may not exceed ten years from the date of grant. The vesting schedule for each option will be determined by the Initial Plan Administrator.

Effects of Termination of Service

Unless otherwise provided in an award agreement, all unvested awards under the Initial Plan will terminate and be forfeited in the event of any termination of employment. Generally, unless provided otherwise in the award agreement, the right to exercise any vested option terminates three months following termination of the participant’s relationship with us for reasons other than death, disability or termination for cause. If the participant’s relationship with us terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise a previously vested option will terminate nine months or six months, respectively following such termination. If the participant’s relationship with us is terminated for cause, any option not already exercised will automatically be forfeited as of the date of such termination.

Buyout Provision

The Initial Plan contains a provision that permits the Initial Plan Administrator to buy out using cash or common stock an option that was previously granted under the Initial Plan pursuant to the terms and conditions provided in the option award agreement.

Amendment and Termination of the Initial Plan

The Initial Plan will terminate on the tenth anniversary of the effective date. Our Board of Directors may amend, alter or discontinue the Initial Plan at any time.

Change of Control

In the event of a dissolution, liquidation or change in control of us, our Board of Directors has discretion to cash out all or any portion of outstanding awards, provided that the successor company will assume all or a portion of outstanding awards or substitute for equivalent awards, any combination thereof or, if the successor company does not agree to such treatment, the outstanding awards will terminate upon the transaction and, unless otherwise provided in the award agreement, the administrator may accelerate the vesting and exercisability of outstanding options to be terminated prior to the change in control.

A change of control will be deemed to have taken place upon: (i) the acquisition of all or substantially all of our assets, other than to an entity where the majority of its combined voting power is owned by us, where it is owned by the holders of our capital stock in substantially the same proportions as their ownership in us or where the majority of the voting capital stock retains majority voting power; (ii) a merger, consolidation or other business combination that results in the current holders of a majority of voting stock to cease to hold a majority of such stock following the transaction; or (iii) the acquisition by any person or group of persons other than the current, directly or indirectly, of more than 50% of the voting power of us or more than 50% of our equity interests, excluding transactions that are determined to be capital raising transactions by the Board of Directors.

2017 Omnibus Incentive Plan (the “Omnibus Plan”)

General

We adopted the Omnibus Plan on June 14, 2017. We have granted awards of RSUs and stock options to our employees, certain employees of Cellectis, directors, officers and consultants and those of our parent or affiliates. The following is a summary of the material terms of the Omnibus Plan.

Purpose

The purpose of the Omnibus Plan is to motivate and reward those employees, directors and consultants who are expected to contribute significantly to our long-term success and to further align employee interests to those of our stockholders.

Plan Term

The Omnibus Plan is scheduled to expire after 10 years. The term will expire sooner if, prior to the end of the 10-year term or any extension period, the maximum number of shares available for issuance under the Omnibus Plan has been issued or our Board terminates the Omnibus Plan.

Authorized Shares and Award Limits

Subject to adjustment, 4,900,000 shares of our common stock were initially available for awards to be granted under the Omnibus Plan (other than substitute awards; that is, awards that are granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by us or with which we combine). The total number of shares available for issuance under the Omnibus Plan will be increased on the first day of each Company fiscal year following the effective date of our initial public offering in an amount equal to the least of (i) 4,900,000 shares, (ii) 5% of outstanding shares on the last day of the immediately preceding fiscal year of (iii) such number of shares as determined by the Board in its discretion. Based on and subject to the foregoing, including such annual increases as approved by our Board for fiscal years 2018 and 2019, 4,329,125 shares of our common stock were authorized for issuance pursuant to the Omnibus Plan. An individual who is a non-employee director may not receive an award under the Omnibus Plan that relates to more than $5,000,000 for any calendar year.

Subject to adjustment, the maximum number of shares of our common stock that may be granted to any single individual during any calendar year is as follows: (i) stock options and SARs that relate to no more than 200,000 shares of our common stock; (ii) restricted stock and RSUs that relate to no more than 200,000 shares of our common stock; (iii) performance awards denominated in shares and other share-based awards that relate to no more than 200,000 shares of our common stock; (iv) deferred awards denominated in shares that relate to no more than 200,000 shares of our common stock; (v) deferred awards denominated in cash that relate to no more than $5,000,000; and (vi) performance awards denominated in cash and other cash-based awards that related to no more than $5,000,000; provided that no participant may receive awards that related to more than 200,000 shares of our common stock during the fiscal year of any participant’s initial year of service with Calyxt.

If an award is forfeited, expires, terminates or otherwise lapses or is settled for cash, the shares covered by such award will again be available for issuance under the Omnibus Plan.

Administration

The Board or, to the extent authority is delegated by the Board, its Compensation Committee or other committee (in either event, the “Omnibus Plan Administrator”) will administer the Omnibus Plan and determine the following items:

•	determine the fair market value of the common stock;

•	select the participants to whom awards may be granted;

•	approve forms of agreements, amend or modify outstanding awards or award agreements;

•	correct any defect, supply any omission and reconcile any inconsistency in the Omnibus Plan or any Award, in the manner and to the extent it will deem desirable to carry the Plan into effect;

•	establish, amend, suspend or waive rules and regulations and appoint agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it will deem appropriate;

•	construe and interpret the terms of the plan, any award agreement and any agreement related to any award; and

•	make any other determination and take any other action that it deems necessary or desirable to administer the Omnibus Plan.

To the extent not inconsistent with applicable law, the Omnibus Plan Administrator may delegate to one or more of our officers the authority to grant stock options or SARs or other awards in the form of share rights under the Omnibus Plan.

Types of Awards

The Omnibus Plan provides for grants of incentive and non-qualified stock options, SARs, restricted stock, RSUs, performance awards, deferred awards, other share-based awards and other cash-based awards:

•

Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (except in the case of substitute awards) will be determined by the Omnibus Plan Administrator at the time of grant but may not be less than the closing price of a share of our common stock on the day prior to the grant date. The Omnibus Plan Administrator will determine the date on which each stock option becomes vested and exercisable and the expiration date of each option. No stock option will be exercisable more than ten years from the grant date, except that the Omnibus Plan Administrator may generally provide for an extension of such ten-year term in the event the exercise of the option would be prohibited by law on the expiration date. Stock Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code.

•

SARs. A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of our common stock from the grant date over the exercise or hurdle price of such SAR. The per share exercise price of a SAR (except in the case of substitute awards) will be determined by the Omnibus Plan Administrator but may not be less than the closing price of a share of our common stock on the day prior to the grant date. The Omnibus Plan Administrator will determine the date on which each SAR may be exercised or settled and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date.

•	Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.

•	RSUs. An RSU represents a contractual right to receive one share of our common stock at a future date, subject to specified vesting and other restrictions.

•

Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by the Omnibus Plan Administrator. The performance conditions for awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code may include, but not be limited to, the following: return measures (including total stockholder return; return on equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital)); revenues (including total revenue; gross revenue; net revenue; and net sales); income/earnings measures (including earnings per share; earnings or loss (including earnings before or after interest, taxes, depreciation and amortization); gross income; net income; operating income (before or after taxes); pre-or after-tax income or loss (before or after allocation of corporate overhead and bonus); pre- or after-tax operating income; net earnings; net income or loss (before or after taxes); operating margin; gross margin; and adjusted net income); expense measures (including expenses; operating efficiencies; and improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable)); cash flow measures (including cash flow or cash flow per share (before or after dividends); and cash flow return on investment); share price measures (including share price; appreciation in and/or maintenance of share price; and market capitalization); strategic objectives (including market share; debt reduction; customer growth; employee satisfaction; research and development achievements; mergers and acquisitions; management retention; dynamic market response; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; recruiting and maintaining personnel; and business quality); and other measures (including economic value-added models or equivalent metrics; economic profit added; gross profits; economic profit; comparisons with various stock market indices; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions (including sales of our equity or debt securities; factoring transactions; sales or licenses of our assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions)). These performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.

•	Deferred Awards. The Omnibus Plan Administrator is authorized to grant awards denominated in a right to receive shares of our common stock or cash on a deferred basis.

•

Other Share-Based Awards. The Omnibus Plan Administrator is authorized to grant other share-based awards, which may be denominated in shares of our common stock or factors that may influence the value of our shares.

•	Other Cash-Based Awards. The Omnibus Plan Administrator is authorized to grant other cash-based awards either independently or as an element of or supplement to any other award under the Omnibus Plan.

Adjustments

In the event that the Omnibus Plan Administrator determines that, as result of any stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the shares, repurchase, exchange or subdivision of the shares or other securities of Calyxt, a rights offering, a reorganization, merger, spin-off, split-up, change in corporate structure or other similar occurrence, in each case excluding any triggering event, i.e., a change in control to an entity of which Calyxt is not a majority owner, or is not a majority owner of Calyxt, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan, the Omnibus Plan Administrator will, subject to compliance with Section 409A of the Internal Revenue Code, adjust equitably any or all of:

•	the number, type and class of shares or other stock or securities: available for future awards and covered by each outstanding award;

•	the grant, purchase, exercise or hurdle price covered by each such outstanding award; and

•	any repurchase price per share applicable to shares issued pursuant to any award, or, if deemed appropriate, will make a provision for a cash payment to the holder of an outstanding award.

In addition, the Omnibus Plan Administrator may adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events affecting Calyxt or the financial statements of Calyxt, or changes in applicable laws, regulations or accounting principles, whenever the Omnibus Plan Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan, subject, in all such instances, to compliance with Section 162(m) of the Internal Revenue Code.

No Repricing

Except as provided in the Omnibus Plan’s adjustment provisions, no action will directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant thereof without approval of our stockholders.

Termination of Service and Change of Control

The Omnibus Plan Administrator will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. In the event of a change of control, except as otherwise provided in the applicable award agreement, the Omnibus Plan Administrator may provide for:

•	assumption or substitution with equivalent awards of outstanding awards under the Omnibus Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent or subsidiary;

•

termination of outstanding awards under the Omnibus Plan in exchange for a payment of cash, securities and/or other property equal to the excess of the fair market value of the portion of the awards stock that is vested and exercisable immediately prior to the consummation of the corporate transaction over the per share exercise price;

•

any combination of assumption, substitution or termination of outstanding awards under the Omnibus Plan as above; provided that outstanding awards of stock options and SARs may be cancelled without consideration if the fair market value on the date of the change in control is greater than the exercise or hurdle price of such award; or

•

acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) and exercisability of outstanding awards in full prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Omnibus Plan Administrator.

Amendment and Termination

Our Board may amend, alter, suspend, discontinue or terminate the Omnibus Plan. The Omnibus Plan Administrator may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change of control provision, any such action by the Omnibus Plan Administrator that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except to the extent that such action is taken to cause the Omnibus Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or to impose any “clawback” or recoupment provisions on any awards in accordance with the Omnibus Plan. Calyxt will also seek, to the extent necessary and desirable to comply with applicable laws, the approval of holders of capital stock with respect to any amendment of the Omnibus Plan.

Sub-Plan for French Employees and Directors

The Omnibus Plan authorizes the Omnibus Plan Administrator to adopt procedures and forms relating to the Plan as it deems advisable with respect to foreign participants. Accordingly, the Board has established a sub-plan of the Omnibus Plan for the purpose of granting to qualifying employees and directors who are resident in France for French tax purposes equity awards which may qualify for favorable tax and social security treatment in France under the French Commercial Code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 3, 2019 for:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each director and named executive officer individually; and

•	all directors and executive officers as a group.

In addition, the following table sets forth certain information regarding beneficial ownership of Cellectis’ ordinary shares as of February 28, 2019 for each of our directors and named executive officers individually and all of our directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of the date for which information is presented. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for purposes of computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 32,697,089 shares of Calyxt common stock outstanding as of April 3, 2019 and 42,430,069 Cellectis ordinary shares outstanding as of December 31, 2018.

Unless otherwise indicated, the address for each listed director and named executive officer is c/o Calyxt, 2800 Mount Ridge Road, Roseville, MN 55113. The address of Cellectis is 8, rue de la Croix Jarry, 75013, Paris, France. The address of Fidelity Management & Research Company is 245 Summer Street, Boston, Massachusetts 02210.

	Calyxt Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Class
5% Beneficial Owners:
Cellectis S.A.	22,713,175	69.5%
Fidelity Management & Research Company(1)	4,885,854	14.9%

	Calyxt Common Stock Beneficially Owned		Cellectis Ordinary Shares Beneficially Owned†
Name of Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class
Directors and Named Executive Officers:
André Choulika (2)	308,553	*	1,702,903	4.01%
Laurent Arthaud	—	—	—	—
Philippe Dumont (3)	4,810	*	—	—
Jonathan B. Fassberg	—	—	—	—
Alain Godard (4)	30,870	*	201,724	*
Anna Ewa Kozicz-Stankiewicz (5)	6,350	*	—	—
Kimberly K. Nelson	—	—	—	—
Christopher J. Neugent	—	—	—	—
Yves J. Ribeill (6)	59,940	*	—	—
James A. Blome	21,718	*	—	—
Debra H. Frimerman	—	—	—	—
William F. Koschak	—	—	—	—
Manoj Sahoo (7)	79,067	*	—	—
Daniel F. Voytas (8)	230,922	*	—	—
Federico A. Tripodi	—	*	—	—
Directors and current executive officers as a group (14 persons)	742,230	2.3%	1,904,627	4.49%

†

Amounts presented with respect to beneficial ownership of Cellectis ordinary shares were reported by Cellectis on its Annual Report on Form 20-F for the year ended December 31, 2018 and are presented here solely in reliance upon such information.

*	Represents beneficial ownerships of less than one percent of our outstanding shares of common stock.
(1)

Amounts beneficially owned by FMR LLC were reported pursuant to a Schedule 13G amendment filed with the SEC on February 13, 2019 by FMR LLC and Abigail P. Johnson. FMR LLC is the parent company of Fidelity Management & Research Company (“FMR Co.”), which carries out the voting of shares owned by various Fidelity funds under written guidelines established by the Fidelity funds’ boards of trustees. Amounts presented here are presented solely in reliance upon such information.

(2)

Calyxt amounts include 287,385 shares of Calyxt common stock that Dr. Choulika has the right to acquire upon the exercise of stock options within 60 days of April 3, 2019. Cellectis amounts include 219,173 Cellectis ordinary shares that Dr. Choulika has the right to acquire pursuant to stock options granted in March 2015 under the Cellectis 2015 Stock Option Plan, 175,000 Cellectis ordinary shares that Dr. Choulika has the right to acquire pursuant to stock options granted in September 2015 governed by the Cellectis 2015 Stock Option Plan, 120,525 Cellectis ordinary shares that Dr. Choulika has the right to acquire pursuant to stock options granted in March 2016 under the Cellectis 2015 Stock Option Plan, 141,548 Cellectis ordinary shares that Dr. Choulika has the right to acquire pursuant to stock options granted in October 2016 under the Cellectis 2016 Stock Option Plan and 50,625 Cellectis ordinary shares that Dr. Choulika has the right to acquire pursuant to stock options granted in October 2017 under the Cellectis 2017 Stock Option Plan.

(3)	Calyxt amounts include 4,410 shares of Calyxt common stock that Mr. Dumont has the right to acquire upon the exercise of stock options within 60 days of April 3, 2019.
(4)

Calyxt amounts include 30,870 shares of Calyxt common stock that Mr. Godard has the right to acquire upon the exercise of stock options within 60 days of April 3, 2019. Cellectis amounts include 50,000 Cellectis non-employee warrants which are exercisable since March 27, 2016, 50,000 Cellectis non-employee warrants, which are exercisable since September 8, 2016, 40,175 Cellectis non-employee warrants, which are exercisable since March 14, 2017, 26,667 Cellectis non-employee warrants, which are exercisable since October 28, 2017 and 13,333 Cellectis non-employee warrants, which are exercisable since October 10, 2018.

(5)	Calyxt amounts include 4,410 shares of Calyxt common stock that Ms. Kozicz has the right to acquire upon the exercise of stock options within 60 days of April 3, 2019.
(6)	Calyxt amounts include 59,940 shares of Calyxt common stock that Dr. Ribeill has the right to acquire upon the exercise of options exercisable within 60 days of April 3, 2019.
(7)	Calyxt amounts include 66,150 shares of Calyxt common stock that Mr. Sahoo has the right to acquire upon the exercise of options exercisable within 60 days of April 3, 2019.
(8)

Calyxt amounts include 223,383 shares of Calyxt common stock that Dr. Voytas has the right to acquire upon the exercise of options exercisable within 60 days of April 3, 2019, and 400 shares of common stock acquired in the IPO directed share program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the reports. Specific due dates for these reports are prescribed by SEC rules and we are required to report in this Proxy Statement any failure by directors, officers, or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were timely met during 2018, except for: (1) a late report for Alain Godard with respect to the exercise of stock options for 10,000 shares of common stock and the subsequent sale of 10,000 shares of common stock, which was reported on a Form 4 filed on March 13, 2018; (2) a late report for Yves J. Ribeill with respect to the grant of 180,000 shares of common stock underlying stock options and 60,000 RSUs, which was reported on a Form 4 filed on October 10, 2018; and (3) a failure to file a Form 4 for James A. Blome with respect to the withholding of 15,536 shares of common stock in connection with the accelerated vesting of RSUs, which was reported on a Form 5 filed on February 14, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR

INDEPENDENCE

In addition to the named executive officer and director compensation arrangements discussed in “Executive Compensation” above, we describe below transactions and series of similar transactions since the beginning of our 2018 fiscal year and currently proposed transactions, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”

Relationship with Cellectis

Prior to the completion of our initial public offering, we were a wholly owned subsidiary of Cellectis. As of April 3, 2019, Cellectis owned approximately 69.5% of our common stock. As of the date of this Proxy Statement, Cellectis continues to beneficially own a majority of our outstanding common stock, and as a result Cellectis will continue to have significant control of our business, including pursuant to the agreements described below. Currently, Cellectis consolidates our financial results in its financial statements.

In connection with our initial public offering, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship. Of the agreements summarized below, the material agreements are filed as exhibits to our Annual Report on Form 10-K filed with the SEC on March 12, 2019 and summaries of these agreements set forth the terms of the agreements that we believe are material. These summaries are qualified in their entirety by reference to the full text of such agreements.

Management Services Agreement

We are party to a management services agreement dated January 1, 2016 that we entered into with Cellectis and Cellectis, Inc., a Delaware corporation and wholly owned subsidiary of Cellectis, pursuant to which Cellectis and Cellectis, Inc. provide certain services to us, including certain general management, finance, investor relations, communication, legal, intellectual property, human resources and information technology services. In consideration for such services, we pay to Cellectis and Cellectis, Inc. certain fees, consisting of reimbursement of all costs and expenses reasonably incurred by Cellectis and Cellectis, Inc. in connection with the provision of such services, payment of a mark-up corresponding to a percentage of certain of the costs and expenses, which range from zero to 10%, and reimbursement of costs and expenses of services that are subcontracted by Cellectis on our behalf.

The management services agreement is automatically renewed for one-year periods, which commence on January 1st of each year. Each party has the right to terminate the agreement at the anniversary date of the agreement by giving three months prior notice. We also entered into an amendment to the agreement in connection with our initial public offering to provide that the agreement may otherwise be terminated by a party in connection with certain material breaches by the other party, upon prior written notice, subject to limited cure periods, and certain change of control, sale and bankruptcy events, or certain judgments.

During the year ended December 31, 2018, we made payments to Cellectis for services provided under our management services agreement of $2,258,286, which exclude direct re-invoicing and royalties paid to Cellectis.

Stockholders Agreement

On July 25, 2017, we entered into the Stockholders Agreement with Cellectis and other holders of our common stock. Pursuant to the Stockholders Agreement, Cellectis has certain contractual rights for so long as it beneficially owns at least 50% of the then outstanding shares of our common stock, including:

•

to approve any modification to our or any future subsidiary’s share capital (e.g., share capital increase or decrease), the creation of any subsidiary, any grant of stock-based compensation, any distributions or initial public offering, merger, spin-off, liquidation, winding up or carve-out transactions;

•	to approve the annual business plan and annual budget and any modification thereto;

•	to approve any external growth transactions exceeding $500,000 and not included in the approved annual business plan and annual budget;

•

to approve any investment and disposition decisions exceeding $500,000 and not included in the approved annual business plan and annual budget (it being understood that this clause excludes the purchase and sale of inventory as a part of the normal course of business);

•	to approve any related-party agreement and any agreement or transaction between the executives or stockholders of Calyxt, on the one hand, and Calyxt or any of its subsidiaries, on the other hand;

•	to approve any decision pertaining to the recruitment, dismissal/removal, or increase of the compensation of executives and corporate officers;

•	to approve any material decision relating to a material litigation;

•	to approve any decision relating to the opening of a social or restructuring plan or pre-insolvency proceedings;

•	to approve any buyback by us of our own shares;

•

to approve any new borrowings or debts exceeding $500,000 and early repayment of loans, if any (it being understood that Cellectis will approve the entering into of contracts for revolving loans and other short-term loans and the repayment of such for financing general operating activities, such as revolving loans for inventory or factoring of receivables);

•	to approve grants of any pledges on securities;

•	to develop new activities and businesses not described in the annual business plan and annual budget;

•	to approve entry into any material agreement or partnership; and

•	to approve any offshore and relocation activities.

In addition, Cellectis has the following rights for so long as it beneficially owns at least 15% of the then outstanding shares of our common stock, including:

•	to nominate the greater of three members of our Board or a majority of the directors;

•	to designate the Chair of our Board and one member to each Board committee;

•

to approve any amendments to our Certificate of Incorporation or our Bylaws that would change the name of our company, its jurisdiction of incorporation, the location of its principal executive offices, the purpose or purposes for which our company is incorporated or the Cellectis approval items set forth in the Stockholders Agreement;

•	to approve the payment of any regular or special dividends;

•	to approve the commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of Calyxt or a material subsidiary;

•	to approve any public or private offering, merger, amalgamation or consolidation of us or the spinoff of a business of ours or any sale, conveyance, transfer or other disposition of our assets; and

•	to approve any appointment to, or removal from, our Board to the extent permissible by the laws of the State of Delaware.

In addition, for so long as Cellectis beneficially owns at least 15% of the then outstanding shares of our common stock, (i) Cellectis is entitled to certain information rights, including the right to consult with and advise senior management, to receive quarterly and annual financial statements and to review our books and records and (ii) we are also required to cooperate with Cellectis in connection with certain sales and pledges of our shares or grants of security interests in respect thereof, including in connection with margin loans.

The Stockholders Agreement also provides Cellectis with certain registration rights, as follows:

•

Demand Registration—Cellectis may request that we register for resale all or a portion of their Calyxt shares. Any such request must cover a quantity of shares with an anticipated aggregate offering price of at least $25.0 million. To the extent we are a well-known seasoned issuer, Cellectis may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered. Depending on certain conditions, we may defer a demand registration for up to 90 days in any 12-month period. Cellectis will agree pursuant to a contractual lock-up not to exercise any of its rights under the registration rights agreement during a 90-day restricted period.

•

Piggyback Registration Rights—In the event that we propose to register any of our securities under the Securities Act of 1933, as amended, or the Securities Act, either for our account or for the account of our other security holders, Cellectis is entitled to certain piggyback registration rights allowing it to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, Cellectis is entitled to notice of the registration.

•

Expenses; Indemnification—The registration rights provide that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The registration rights contain indemnification and contribution provisions.

•

Term—The registration rights remain in effect with respect to any shares covered by the Stockholders Agreement until (i) all of Cellectis’ shares have been sold pursuant to an effective registration statement under the Securities Act; (ii) all of Cellectis’ shares have been sold to the public pursuant to Rule 144 under the Securities Act; or (iii) Cellectis owns less than 10% of the then outstanding shares of our common stock.

Separation Agreement

On July 25, 2017, we entered into a separation agreement with Cellectis. The separation agreement sets forth certain agreements between Cellectis and us that govern our relationship, including with respect to the following matters:

•	guarantees;

•	insurance policies;

•	mutual releases and indemnification matters;

•	accounting, financial reporting and internal control issues;

•	the filing of documents with the SEC;

•	confidentiality;

•	ability of the parties to compete with each other; and

•	settlement of intercompany accounts.

The separation agreement will terminate upon the earlier of (i) mutual written consent of Cellectis and us and (ii) the date on which Cellectis and its affiliates cease to hold at least 15% of the then outstanding shares of our common stock.

License Agreement with Cellectis

On July 25, 2017, we entered into a license agreement with Cellectis, pursuant to which we received an exclusive, worldwide license (subject to existing licenses granted by Cellectis to third parties) to use, commercialize and exploit certain intellectual property in the field of researching, developing and commercializing agricultural and food products, including traits, seeds, and feed and food ingredients (excluding any application in connection with animals and animal cells), except that such license is non-exclusive in such field for any activities relating to researching, developing or commercializing certain modified or mutated I-CreI homing endonucleases. We were granted a non-exclusive license to use the TALEN trademark in connection with our exploitation of licensed products under the agreement. Any improvements we make to the licensed intellectual property are owned by us but licensed back to Cellectis on an exclusive basis for any use outside of our exclusive agricultural field of use.

In consideration for the license from Cellectis, we pay Cellectis, on a product-by-product and country-by-country basis, a royalty of 3% of net sales of any products that are covered by the patents licensed from Cellectis. In addition, we pay Cellectis 30% of revenue we receive for sublicensing our rights under the agreement to third parties. Our payment obligations to Cellectis expire upon the expiration of the last-to-expire valid claim of the patents licensed to us by Cellectis.

Under our license agreement with Cellectis, and as between the parties, Cellectis has the first right to control the prosecution, maintenance, defense and enforcement of the licensed intellectual property and we have the right to step in and assume such control with respect to the patents owned by Cellectis and exclusively licensed to us under the agreement if Cellectis elects to not prosecute, maintain, defend or enforce such patents. In certain circumstances, if Cellectis elects to abandon any patents owned by Cellectis and exclusively licensed to us under the agreement, we will have the right to assume ownership of such patents. In addition, some of the intellectual property that is licensed to us by Cellectis consists of an exclusive sublicense, subject to existing sublicenses granted by Cellectis to third parties, of intellectual property originally licensed to Cellectis by the University of Minnesota to exploit such intellectual property in our agricultural field of use. Therefore, as to such sublicensed intellectual property, our license from Cellectis is subject to the terms and conditions of the license agreement between the University of Minnesota and Cellectis, and to the extent our activities under such sublicense violate any terms and conditions of the license agreement between Cellectis and the University of Minnesota, we are responsible for any damages that Cellectis may incur. In addition, we reimburse Cellectis for payments made by Cellectis to the University of Minnesota pursuant to the license agreement between the University of Minnesota and Cellectis to the extent that any such payments are as a result of our applicable activities. Under the license agreement between Cellectis and the University of Minnesota, the University of Minnesota has the first right to control the prosecution and maintenance of the licensed intellectual property.

Our license agreement with Cellectis is perpetual. However, it may be terminated upon the mutual written agreement of both parties, either party’s uncured material breach of the agreement, or upon certain bankruptcy and insolvency related events.

During the year ended December 31, 2018, we made payments to Cellectis under our license agreement of $70,835.

Relationship with the University of Minnesota

We are party to several licensing agreements with the University of Minnesota, including exclusive sublicense rights pursuant to our license agreement with Cellectis, in the field of researching, developing and commercializing agricultural and food products. Our Chief Science Officer, Dr. Daniel F. Voytas, is employed by the University of Minnesota as a Professor and serves as the Director of the University of Minnesota’s Center for Genome Engineering.

During the year ended December 31, 2018, Calyxt paid approximately $487,089 to the University of Minnesota pursuant to such agreements, including amounts paid for licensing fees, legal and patent expenses and research and development related expenses.

Directors & Officers Insurance

Our directors and officers are insured pursuant to a “directors and officers” insurance policy, which provides protection against un-indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for losses incurred by us in response to securities claims involving directors and officers. The policy contains various customary exclusions for policies of this type.

Indemnification Agreements

Our Board has adopted a policy to enter into indemnification agreements with each of our directors and officers. Such indemnification agreements and our Certificate of Incorporation and Bylaws will require us, subject to certain exceptions, to indemnify and hold harmless our directors and officers to the fullest extent permitted by Delaware law.

Policy Concerning Related Person Transactions

We maintain a written related person transaction approval policy, for the review of any transaction, arrangement or relationship in which we are a participant, if the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial holders of more than 5% of our total equity (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest. This policy was not in effect when we entered into the agreements with Cellectis described above.

Each of the agreements between us and Cellectis that were entered into in connection with our initial public offering, and any transactions contemplated thereby, were and will be deemed approved under and not subject to the terms of such policy. Any future amendment to such agreements would be subject to our related person transaction approval policy. If a related person, other than Cellectis and its affiliates, proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to the chair of our Audit Committee for so long as the controlled company exception applies and the Nominating and Corporate Governance Committee thereafter (for purposes of this paragraph only, we refer to each of these committees as the Committee). The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Committee. In approving or rejecting such proposed transactions, the Committee will be required to consider relevant facts and circumstances. The Committee will approve only those transactions that, in light of known circumstances, are deemed to be in our best interests. In the event that any member of the Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction; provided, however, that such Committee member may be counted in determining the presence of a quorum at the meeting of the Committee at which such transaction is considered. If we become aware of an existing related person transaction which has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision or termination of such transaction. In the event that management determines that it is impractical or undesirable to wait until a meeting of the Committee to consummate a related person transaction, the chair of the Committee may approve such transaction in accordance with the related person transaction approval policy. Any such approval must be reported to the Committee at its next regularly scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for 2018, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2018 (Annual Report).

The Audit Committee has also discussed with EY the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

Mr. Philippe Dumont (Chair)

Mr. Jonathan B. Fassberg

Ms. Anna Ewa Kozicz

Ms. Kimberly K. Nelson

Company Website

In addition to the information about Calyxt contained in this Proxy Statement, additional information about Calyxt can be found on our website located at www.calyxt.com, including information about our management team, products and services and our corporate governance practices (including the charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee). The content of our website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement. We make available through our internet website under the heading “Investors,” our Proxy Statement for the Annual Meeting, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, after we electronically file such materials with the SEC.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

ANDRÉ CHOULIKA

André Choulika

Chair of the Board of Directors

Dated: April 22, 2019

Calyxt’s Annual Report on Form 10-K (which is not a part of Calyxt’s proxy soliciting materials), excluding exhibits, is being mailed to stockholders together with this Proxy Statement. A copy of exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such stockholder. Such request may be made to our Investor Relations Department by writing to Calyxt, Inc., Investor Relations, 2800 Mount Ridge Road, Roseville, MN 55113, or by calling (651) 683-2807.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

 Your vote matters – here’s how to vote!

 You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 AM, Central Time, on May 17, 2019.

Online Go to www.investorvote.com/CLXT or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CLXT

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors: To elect 7 directors for a term of one year and until their successors have been elected and qualified.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - Dr. André Choulika	☐	☐	02 - Mr. Philippe Dumont	☐	☐	03 - Mr. Jonathan Fassberg	☐	☐
	04 - Ms. Anna Ewa Kozicz-Stankiewicz	☐	☐	05 - Ms. Kimberly Nelson	☐	☐	06 - Mr. Christopher Neugent	☐	☐
	07 - Dr. Yves Ribeill	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, partnership or other business entity, write in the full corporation, partnership or other business entity name.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Calyxt, Inc. Stockholders

May 17, 2019, 10:00am CT

To be held at 90 South Seventh Street, Ste. 4950

Minneapolis, MN 55402

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.edocumentview.com/CLXT

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Calyxt, Inc.	+

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 17, 2019, 10:00 AM (CT)

James Blome, William Koschak and Debra Frimerman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Calyxt, Inc. to be held on May 17, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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